Exhibit 99.1

Nova Announces Private Placement of Common Stock and Warrants, $16.2 Million in Working Capital Raised for Construction of Biodiesel Refineries

HOUSTON, TX — July 6, 2006 — Nova Energy Holding, Inc. (OTC: NVAO) announced today that it has completed a private placement of units consisting of approximately 10.4 million shares of its common stock, and warrants to purchase up to approximately 5.2 million additional shares with aggregate gross proceeds of approximately $16.2 million. The purchase price was $1.55 per unit. The warrants have a five year term and an exercise price of $2.54 per share.

Nova issued and sold the units to selected institutional and accredited investors. Nova intends to use these funds as working capital and for general corporate purposes in the pursuit of its business strategy to build and operate two to four biodiesel refineries with a production capacity of between 120 to 240 million gallons of biodiesel fuel per year.

“This financing gives us the working capital necessary to begin to implement our short term business strategy of building and operating two to four sixty-million gallon per year biodiesel refineries for our own account, starting with our first refinery planned for Seneca, Illinois,” said Kenneth Hern, Nova’s Chairman and CEO. “We thank our investors for their investment in the long term future of our company.”

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement under the Securities Act and applicable state securities laws or exemption from these registration requirements. Nova has agreed to file a registration statement covering the resale of the shares of common stock acquired by investors and the resale of shares of common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Nova Energy Holding, Inc.
Nova Energy Holding, Inc. is currently the trade name for Nova Oil, Inc. and the company intends to change its name in the near future. Nova is an energy company in the business of synthesizing and distributing renewable fuel products and related co-products. Nova’s initial focus will be to construct and operate two to four biodiesel refineries with production capacity of between 120 to 240 million gallons of biodiesel fuel on an annual basis. Nova’s business strategy for the next three years includes the construction of up to seven biodiesel refineries with production capacities ranging from 20 to 60 million gallons per year. All of Nova’s refineries will use its proprietary, patented process technology, which enables the use of a broader range of lower cost feed stocks. More information on Nova can be found at www.novaenergyholding.com.

Forward Looking Statements
This news release contains forward-looking statements, including statements regarding Nova’s plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Readers are urged to carefully review and consider the various risk factors disclosed by Nova in its reports filed with the Securities and Exchange Commission, including Nova’s Current Report on Form 8-K filed on April 3, 2006 and its Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as amended,, which describes the risks and factors that may affect Nova’s business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Nova’s actual results may vary materially from those expected or projected in this release or in Nova’s other filings.